EXHIBIT 99.1

CCC Announces Signing Of Settlement Agreement In National
Class Action Litigation Pending in Madison County, IL

Settlement calls for resolution of class action suits against the Company in Madison County involving its valuation product but includes no admission of fault

CHICAGO, July 13, 2005 - CCC Information Services Inc., a subsidiary of CCC Information Services Group Inc. (Nasdaq: CCCG), today announced it and 15 of its customers signed a settlement agreement with the plaintiffs in various class action suits pending in Madison County, Illinois. These consolidated suits, In re Total Loss Class Action Litigation, Case Nos. 01 L 157, et al., relate to the valuation of vehicles that have been declared total losses by insurers. This settlement includes no admission of liability or wrongdoing by CCC or its customers. The proposed classes represent all customers of the settling carriers who had a total loss claim from January 28, 1989 to the present, for which CCC’s product and service (now called CCC Valuescope®) were used to perform the valuation.

The settlement itself is subject to Court approval, and a motion seeking preliminary approval of the settlement was filed with the Court today. Notice to members of the settling classes will then be issued, and the Company anticipates that a final approval hearing will take place before the end of the year.

“We are pleased that we have been able to work with our participating insurance company customers and agree upon terms that are equitable for all involved,” said Robert S. Guttman, Senior Vice President and General Counsel for CCC. “The Company has a strong belief in the integrity and accuracy of our valuation product and service. We concluded, however, that settlement of these suits is the best course of action in order to avoid further protracted litigation, expense and distraction.”

Terms of the settlement agreement will require CCC to pay notice and administration fees and other costs associated with the settlement. The Company estimates that these costs will total approximately $8 million, and including available insurance proceeds of $1.8 million, the Company is fully reserved for these payments. Other settlement costs, including claims by class members, will be paid by the insurance companies that are participating in the settlement. In addition to its settlement contribution, CCC will also engage the services of an independent, third party as a Court-appointed monitor to periodically review CCC Valuescope’s methodology for five years following settlement and to oversee the performance of various product validation studies.

About CCC

CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 21,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services, visit CCC’s Web site at www.cccis.com.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company’s filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the prolonged sales and implementation cycles of some of the Company’s new products, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company’s obligations, the outcome of certain legal proceedings including court approval of class action litigation and negotiation of settlement documentation, and other factors. The Company cannot predict whether other existing cases relating to total loss valuations can be resolved on comparable terms or whether additional suits may be filed in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.

###